UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Turning Point Brands, Inc.
(Name of Registrant as Specified In Its Charter)

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March 25, 2021
To our Stockholders:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Turning Point Brands, Inc. (the “Company”) on Tuesday, May 4, 2021 at 11:00 a.m. eastern daylight time. Due to concerns regarding the novel coronavirus (“COVID-19”) pandemic and to protect the safety and well-being of our stockholders, Board of Directors and employees, the Annual Meeting will be a virtual meeting conducted solely online via live webcast communication. This means that you will be able to participate, including being permitted to ask questions at the Annual Meeting and vote during the Annual Meeting via live webcast by visiting https://www.turningpointbrands.com/investor-relations/financials/annual-meeting and selecting the link for the meeting. You will not be able to attend the Annual Meeting in person.
The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter.
Please take the time to read carefully each of the proposals for stockholder action described in the accompanying proxy materials. Whether or not you plan to virtually attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope. Stockholders of record can also vote by touch-tone telephone from the United States, using the toll-free number on the proxy card, or by the Internet, using the instructions on the proxy card. If you attend the meeting, you may revoke your proxy and vote your shares virtually at the meeting.
Directors, officers and other representatives of the Company will be available at the virtual Annual Meeting and they will be pleased to answer any questions you may have.
Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.
Sincerely,
/s/ Lawrence S. Wexler
Lawrence S. Wexler President and Chief Executive Officer

TURNING POINT BRANDS, INC.
5201 Interchange Way
Louisville, Kentucky 40229

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2021
To the Stockholders:
The Annual Meeting of Stockholders (the “Annual Meeting”) of Turning Point Brands, Inc. (the “Company”) will be a virtual meeting conducted solely online via live webcast communication on Tuesday, May 4, 2021 at 11:00 a.m. eastern daylight time.
At the Annual Meeting you will be asked to:
•	elect eight directors to the Board of Directors, each for a term of one year;
•	approve the Turning Point Brands, Inc. 2021 Equity Incentive Plan;
•	ratify the appointment of RSM US LLP as the Company’s independent auditors; and
•	transact such other business as may properly come before the meeting.
A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on March 5, 2021 are entitled to receive notice of and to vote at the meeting.
By Order of the Board of Directors,
/s/ Brittani N. Cushman
Brittani N. Cushman General Counsel and Corporate Secretary
Louisville, Kentucky
March 25, 2021
IMPORTANT
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SUBMIT YOUR VOTE USING ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES VIRTUALLY AT THE MEETING.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2021: Our Proxy Statement related to our 2021 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the fiscal year ended on December 31, 2020 are available on our website at www.turningpointbrands.com in the Investor Relations section.
The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live webcast. Stockholders may access the meeting by visiting https://www.turningpointbrands.com/investor-relations/financials/annual-meeting and selecting the link for the meeting. The Annual Meeting will begin promptly at 11:00 a.m. (EDT). We encourage you to access the meeting prior to the start time.
If you wish to submit a question for the Annual Meeting, you may type it into the dialog box provided at any point during the virtual Annual Meeting (until the floor is closed to questions). We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

Turning Point Brands, Inc. 2021 Equity Incentive Plan	Appendix A

TURNING POINT BRANDS, INC.
5201 Interchange Way
Louisville, Kentucky 40229

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2021
This proxy statement, the accompanying proxy card and the Notice of Internet Availability of Proxy Materials are being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Turning Point Brands, Inc., a Delaware corporation (the “Company”), to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments thereof. In this proxy statement, references to the “Company,” “we,” “us” or “our” refer to Turning Point Brands, Inc.
The Notice of Annual Meeting, Proxy Statement and Form of Proxy are first being distributed and made available on or about March 25, 2021 to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the enclosed Form of Proxy, the Notice of Annual Meeting of Stockholders, and the Company’s 2020 Annual Report are available on the Internet at https://www.turningpointbrands.com/investor-relations/financials/annual-meeting, on the Annual Meeting website.
The Annual Meeting will be held as a virtual meeting conducted solely online via live webcast communication on Tuesday, May 4, 2021 at 11:00 a.m. eastern daylight time. You can attend the meeting by going to https://www.turningpointbrands.com/investor-relations/financials/annual-meeting and selecting the link for the meeting.
SUMMARY OF MATTERS REQUIRING STOCKHOLDER ACTION
Proposal 1—Election of Directors
The affirmative vote of a plurality of the votes entitled to be cast by the holders of the Company’s common stock present in person or represented by proxy is required to elect each nominee. Election by a plurality means that the director nominee with the most votes for the available slot is elected for that slot. You may vote “FOR” each nominee or you may “WITHHOLD AUTHORITY” to vote for each nominee. Unless you “WITHHOLD AUTHORITY” to vote for a nominee, your proxy will be voted “FOR” the election of the individuals nominated as directors.
The Board recommends that you vote “FOR” each of the nominees.
Proposal 2—Approval of the Turning Point Brands, Inc. 2021 Equity Incentive Plan
Our Board has adopted the Turning Point Brands, Inc. 2021 Equity Incentive Plan (“2021 Equity Plan”) to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and other individuals. The Board has directed that the 2021 Equity Plan be submitted for approval by our stockholders. If the 2021 Equity Plan is approved, no new awards will be made under the Turning Point Brands, Inc. 2015 Plan (the “2015 Plan”). The proposal to approve the 2021 Equity Plan will be approved if more shares present (virtually or by proxy) and entitled to vote at the Annual Meeting are voted “FOR” ratification than are voted “AGAINST” ratification. You may vote “FOR” or “AGAINST” ratification, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” will have no effect on the outcome of this proposal.
The Board recommends that you vote “FOR” this proposal.
Proposal 3—Ratification of the Appointment of the Company’s Independent Auditors
The proposal to ratify the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021 will be approved if more shares present (in person or by proxy) and entitled to vote at the Annual Meeting are voted “FOR” ratification than are voted “AGAINST” ratification. You may vote “FOR” or “AGAINST” ratification, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” will have no effect on the outcome of this proposal.
The Board recommends that you vote “FOR” this proposal.

Other Matters
As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters should properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders on such matters. Any such additional matter will be approved if more shares present (in person or by proxy) and entitled to vote at the Annual Meeting are voted in favor of such matter than are voted against unless a different standard is required under law or the rules of the New York Stock Exchange (“NYSE”).

INFORMATION ABOUT PROXIES AND VOTING
Record Date and Voting Securities
The Board has fixed the record date (the “Record Date”) for the Annual Meeting as the close of business on March 5, 2021. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were 19,079,312 shares of common stock outstanding, each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting.
The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by such stockholders, unless revoked as described below.
Solicitation of Proxies
The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by our directors, officers or employees, who receive no additional compensation for these solicitation activities. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.
How to Vote
Stockholders of Record
If you are a stockholder and your shares are registered directly in your name with our stock transfer agent, EQ Shareowner Services, you are considered the “stockholder of record” of those shares. If you are a stockholder of record, you can give a proxy to be voted at the meeting:
» over the telephone by calling a toll-free number (1-800-690-6903);
» online (www.proxyvote.com); or
» by completing, signing, dating, and mailing the enclosed proxy card in the envelope provided.
Even if you plan to attend the meeting, we encourage you to submit a proxy. If you do give a proxy, we must receive it by 11:59 p.m., eastern daylight time, on May 3, 2021, or your vote will not be recorded. If you prefer, you may instead vote virtually at the meeting by going to https://www.turningpointbrands.com/investor-relations/financials/annual-meeting and select the link for the meeting.
The telephone and online voting procedures have been set up for your convenience and are designed to authenticate your identity, enable you to give voting instructions, and confirm that those instructions are recorded properly. If you are a stockholder of record and you would like to vote by telephone or online, please refer to the instructions set forth on the enclosed proxy card.
By giving your proxy, you authorize the individuals named on the proxy card to vote your shares in accordance with your instructions. These individuals will also have the obligation and authority to vote your shares as they see fit on any other matter properly presented for a vote at the Annual Meeting. If for any reason a director nominee is not available to serve, the individuals named as proxy holders may vote your shares at the Annual Meeting for another nominee. The proxy holders for this year’s Annual Meeting are Brittani Cushman, Luis Reformina and Brian Wigginton.
If you are a stockholder of record and you sign and return your proxy card (or give your proxy by telephone or online) without specifying how you want your shares to be voted with respect to any of the three proposals, our proxy holders will vote your shares “FOR” the election of each of the nominees to the Board, “FOR” the approval of the 2021 Equity Plan and “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote your shares as recommended by the Board or, if no recommendation is given, using their own discretion.

“Street Name” Stockholders
If your shares are held in a stock brokerage account or by a bank (known as holding shares in “street name”), you have the right to instruct your broker or bank how to vote your shares, and the broker or bank is required to vote in accordance with your instructions. To provide those instructions by mail, please complete, sign, date, and return your voting instruction card in the postage-paid envelope provided by your broker or bank. Alternatively, if the broker or bank that holds your shares offers online or telephone voting, you will receive information from your broker or bank about how to submit your voting instructions by those methods. You may also vote in person at the meeting, but only if you obtain a “legal proxy” from the broker or bank that holds your shares.
If you are a street name stockholder and you do not instruct your broker or bank how to vote, your broker or bank is not permitted to vote your shares on the election of directors or the approval of the 2021 Equity Plan (known as a “broker non-vote”). Broker non-votes will have no effect on the outcome of the election of directors or the approval of the 2021 Equity Plan. Your broker will, however, have discretionary authority to vote your shares on routine matters, which includes the proposal regarding the ratification of the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021.
Changing Your Vote
If you are a stockholder of record, you may change your vote pursuant to the rules of the NYSE by submitting another proxy by telephone or online, by mailing another properly signed proxy card bearing a later date than your original one, or by attending the Annual Meeting and casting your vote virtually at the meeting. You also may revoke a proxy that you previously provided by delivering timely written notice of revocation of your proxy to our Corporate Secretary at 5201 Interchange Way, Louisville, Kentucky 40229.
If you hold your shares in street name and you wish to change or revoke your voting instructions, you will need to follow the instructions in the materials your broker or bank provided to you.

OUR BOARD AND CORPORATE GOVERNANCE
Board of Directors
In accordance with our certificate of incorporation and by-laws, the number of directors on the Board is determined from time to time by vote of the Board. Prior to September 2019, our Board consisted of eight directors. In connection with our former chairman’s decision to retire from the Board in September 2019, the Board determined to temporarily decrease its size to seven members.
In March 2021, Peggy H. Hebard stepped down as a member of the Board in order to pursue other opportunities. In connection with Ms. Hebard’s decision to step down, upon the recommendation of the Nominating and ESG Committee, the Board elected Assia Grazioli-Venier to fill the vacancy left by Ms. Hebard. In addition, in March 2021, upon the recommendation of the Nominating and ESG Committee, the Board increased its size back to eight members and elected Stephen Usher to fill the open seat. Upon the recommendation of the Nominating and ESG Committee, the Board also determined that each of Ms. Grazioli-Venier and Mr. Usher will be nominated for election as a director at the Annual Meeting along with the remainder of our current Board members.
Director Biographies
David Glazek. David Glazek has served as a director of our company since November 2012 and as Chairman of the Board since 2019. Mr. Glazek is a Partner and Portfolio Manager of Standard General L.P. (“Standard General”) and has been with Standard General since 2008. He was formerly an investment banker at Lazard Frères & Co. from 2000 to 2003 and from 2006 to 2008. Mr. Glazek holds a Bachelor of Arts from the University of Michigan and a J.D. from Columbia Law School. Mr. Glazek currently serves as a director of National Cinemedia, Inc. (NYSE: NCMI) and is an Adjunct Assistant Professor at Columbia Business School.
We believe Mr. Glazek is well-qualified to serve as a director of our company because of his significant finance and private equity experience, which provides depth to the Board’s analysis of financing considerations.
Lawrence S. Wexler. Mr. Wexler has served as our President and CEO since June 2009 and as President and Chief Operating Officer of North Atlantic Trading Company, Inc. (“NATC”), our primary operating subsidiary, since June 2006. Before June 2006, Mr. Wexler had been the Chief Operating Officer of NATC since June 2005, and before that, the President and Chief Operating Officer of one of our other subsidiaries beginning December 2003. Mr. Wexler was a consultant to a number of emerging marketing, communication and financial companies, advising them on financial, marketing and strategic matters, at times in an operating role from 1998 to 2003. From 1977 to 1998, he was employed by Philip Morris, USA in various positions in the Sales, Marketing and Finance Departments. As Group Director, Discount Brands, his group introduced the Basic and Alpine brands. He served as Senior Vice President of Marketing from 1992 to 1993 and Senior Vice President Finance, Planning and Information Services from 1993 until his departure in 1998. Mr. Wexler holds a Bachelor of Science in administrative science from Yale and a Master of Business Administration from Stanford.
We believe Mr. Wexler is well-qualified to serve as a director of our company because of his many years of experience at our company and his prior leadership positions at other companies, both within and outside of our industry. In addition, as Chief Executive Officer, Mr. Wexler provides valuable insight to the Board on our day-to-day operations.
Gregory H. A. Baxter. Gregory H. A. Baxter has served as a director of our company since April 2006. In 2015, Mr. Baxter was elected as a director of Standard Diversified Inc. (“SDI”) and served as Executive Chairman of the Board and Interim CEO of SDI until 2020. Mr. Baxter has been an independent corporate finance consultant primarily for middle-market corporations and closely-held businesses since 2005. Previously, from 2003 to 2005, he was Managing Director and Head, Hedge Fund Sales and Marketing at Diaz & Altschul Capital Management, where his primary focus was bringing its investment products to prospective corporate and institutional clients. He was also a member of the Investment Committee. Immediately before joining Diaz & Altschul, he was Managing Director and Head of Generalist/Cross-Border Mergers & Acquisitions at SG Cowen Securities Corporation, the U.S. investment bank of French bank, Société Générale from 2000 to 2002. There, he re-established the cross-border effort and worked globally in industries such as food, retail, consumer products, transportation and oil and gas. He was also a member of the SG Cowen Fairness Opinion Review Committee. Before SG Cowen, he was at Rothschild Inc. for almost six years, from 1994 to 2000, where he specialized in advising on industrial/engineering companies, including automotive, domestic and cross-border mergers, acquisitions and divestitures. He was also a founding member of SW Capital, an M&A boutique that specialized in middle-market transactions for Fortune 500 companies. Before that, he was a Vice President of Irving Trust Company’s Corporate Financial Counseling Department, providing M&A and other corporate finance advice to the bank’s clients. Mr. Baxter holds a Bachelor of Arts from the University of Victoria in Canada and a Master of Business Administration from the Ivey Business School in London, Canada.
We believe Mr. Baxter is well-qualified to serve as a director of our company because of his significant experience as a financial consultant and his experience with corporate investments, mergers and acquisitions.
H. C. Charles Diao. H. C. Charles Diao has served as a director of our company since November 2012. Mr. Diao is Senior Vice President of Finance and Corporate Development and Corporate Treasurer of DXC Technology Company and previously Vice President and Corporate Treasurer of its predecessor, Computer Science Corp since 2012, with responsibility for and management of global treasury operations, corporate finance and capital markets, corporate development and M&A, pension plans and risk management/insurance. From 2008 to 2012, Mr. Diao was Managing Director and founder of Diao & Co., LLC, a firm that provided M&A and strategic advisory services to corporate clients, and the Chief Investment Officer of Diao Capital Management LLC, an affiliate that managed alternative investments on behalf of institutional family offices. Mr. Diao was formerly a Senior Managing Director at Bear Stearns where he was the Group Head for Special Situations Credit, a partner within the firm’s TMT investment banking practice and a member of the firm’s Investment Banking Committee and IPO Committee. Mr. Diao served as a member of the board of directors of Media General Inc., the successor via merger to New Young Broadcasting Holdings Inc., from August 2012 until January 2017. He was Chairman of its Nominating and Governance Committee and a member of its Audit and Finance Committee. He holds a B.S.E. from Princeton University and a Master of Business Administration from Harvard Business School.
We believe Mr. Diao is well-qualified to serve as a director of our company because of his prior directorships and senior management experience, as well as his corporate leadership, financial and operational management experience.
Ashley Davis Frushone. Ashley Davis Frushone has served as a director of our company since September 2018. Ms. Davis is a founding partner of West Front Strategies LLC, established in January 2015. West Front Strategies LLC is a government relations firm that services clients in the education, financial services, transportation, tax, technology, international trade, energy, homeland security, healthcare, arts, and philanthropy sectors. From 2003 to 2014, Ms. Davis was the Managing Principal at Blank Rome Government Relations, a subsidiary of Blank Rome LLP, a government relations business. Prior to Blank Rome, Ms. Davis worked at the White House as Special Assistant to the Director of Homeland Security and as Deputy Director of Management and Administration from 2001 to 2003. From 1999 to 2000, Ms. Davis served in various roles during the Bush/Cheney presidential campaign. From 1997 to 2000, Ms. Davis was a Senior Associate at Greenelee Partners, a government affairs firm. Ms. Davis holds a Bachelor of Arts from Westminster College, where she also serves on the Board of Trustees, and a Master of International Business from Esade Business School in Spain, the McDonough School of Business at Georgetown University, and Fundação Getulio Varga in Brazil.
We believe Ms. Davis is well-qualified to serve as a director of our company because of her extensive experience in government relations work, both in and outside of the industry.
Assia Grazioli-Venier. Ms. Grazioli-Venier has been a director of our company since March 2021. Ms. Grazioli-Venier is a founding partner of Muse Capital, established in 2016. Muse Capital is a seed-stage consumer fund, focused on investments in the future of motherhood/parenting, online education, telehealth and wellness, fintech, media and entertainment ventures. From 2006 to 2008, Ms. Grazioli-Venier served as Creator and Head of TV, Radio & Digital for Ministry of Sound, one of the leading music brands/record labels in Europe, which later sold to Warner Music. In 2010, she joined Spotify, where she advised on global strategic initiatives and business expansion efforts for over five years. Ms. Grazioli-Venier has served on a number of Boards in both the for-profit and non-profit sectors, including Northzone, one of Europe’s leading technology investment partnerships whose portfolio includes Spotify and Kahoot; the Sports Leadership Board, a women’s leadership board composed of female executives from the sports, media, and technology industries; the publicly-listed Juventus Football Club (JUVE.MI) since 2012, where she is the first female and youngest board member to serve in such a role in the 120-year history of the club; the Marquee Raine Acquisition Corp SPAC, which focuses on acquisitions in the sports and entertainment space; AllRaise, which focuses on economic empowerment; and Impact46, an innovative social impact firm. Ms. Grazioli-Venier holds a Bachelor of Arts with Honors from Barnard College and completed the London Business School’s Emerging Leaders Programme.
We believe Ms. Grazioli-Venier is well-qualified to serve as a director of our company because of her extensive experience in marketing and innovation in consumer brands, coupled with her background in strategic investments and partnerships and focus on diversity and social impacts.
Stephen Usher. Mr. Usher has been a director of our company since March 2021. He joined Standard General in 2009 as a partner and manages the firm’s business development activity. He was formerly a Founding Partner of Serengeti Asset Management, where he managed the firm’s business development activity and built out its credit trading business from 2007 to 2008. Mr. Usher spent more than a decade at Goldman Sachs (“Goldman”) from 1996 to 2006, during which time he built out Goldman's European distressed bond and bank debt sales and sourcing effort in London and worked for Goldman’s distressed bank loan and bond sales and trading group in New York. He began his career at Citibank in leveraged loan sales from 1991 to 1993. Mr. Usher is currently a member of the Board of Directors of Harlem School of the Arts. He holds a Bachelor of Arts from Wesleyan University, where he is a member of the President’s Council.
We believe Mr. Usher is well-qualified to serve as director of our company because of his extensive experience in business development, which will help the Company with strategic decisions and decision making.
Arnold Zimmerman.Arnold Zimmerman has served as a director of our company since January 2013. Since 2007, he has been President of Catchers Mitt LLC, a marketing consulting company focused on personal care products. From 2002 to 2007, Mr. Zimmerman was the Chairman and CEO of 291 Digital LLC, a graphics imaging and printing company, and from 1999 to 2002 he was Chairman, President and CEO of AM Products Company. He has also held senior executive positions at Revlon-North America and the L’Oreal Retail Hair Products Division from 1967 to 1992. Mr. Zimmerman holds a Bachelor of Arts from the University of Miami.
We believe Mr. Zimmerman is well-qualified to serve as a director of our company because of his significant directorship experience and experiences leading a number of consumer product companies.
Meetings of the Board of Directors
The Board met on twelve occasions during our fiscal year ended December 31, 2020, and each incumbent director attended all meetings of the Board and its committees on which such director served during the director’s period of service. Each member of the Board attended the Company’s 2020 annual meeting of stockholders, and the Company expects all members of the Board to attend the Annual Meeting. Four regular Board meetings are currently scheduled for the fiscal year 2021. Executive sessions of non-employee directors, without management directors or employees present, are typically scheduled in conjunction with each regularly scheduled Board meeting. Mr. Glazek, the Chairman of the Board, presides over these sessions. During 2020, there were two such executive sessions.
Corporate Governance
Board Leadership Structure
Our Board oversees the management of our company, reviews our long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of such officer’s authority to manage our business day to day, and evaluating his or her performance. David Glazek currently serves as Chairman of the Board.
Our Board believes that there is no single organizational model that would be most effective in all circumstances and that it is in the best interests of the Company and its stockholders for the Board to retain the authority to modify its leadership structure to best address the Company’s circumstances from time to time. The Board believes that the most effective leadership structure for the Company at the present time is to maintain the separate positions of Chairman and Chief Executive Officer. Separating these positions allows the Chief Executive Officer to focus on the full-time job of running the Company’s business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes this structure recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the

Company’s Chairman, particularly as the Board’s oversight responsibilities continue to grow and demand more time and attention. The Board also believes that separating the Chairman and Chief Executive Officer positions provides enhanced independent leadership and oversight for the Company and the Board.
Because Mr. Glazek has been determined to be an “independent director” under NYSE Rules, we do not currently have a Lead Independent Director in accordance with our corporate governance guidelines which may be found on our website, www.turningpointbrands.com.
In addition to the role that the Chairman has with regard to the Board, the chair of each of the three independent key committees of the Board (Audit Committee, Compensation Committee and Nominating and ESG Committee) and each individual director is responsible for helping to ensure that meeting agendas are appropriate and that sufficient time and information are available to address issues that the directors believe are significant and warrant their attention. Each director has the opportunity and ability to request agenda items, information and additional meetings of the Board or of the independent directors.
Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the Board may be filled at any time by vote of the remaining directors.
Under our certificate of incorporation, for so long as we or one of our subsidiaries is party to certain distribution agreements with Republic Technology International SAS (“RTI”), no person who is an RTI competitor (as defined in our certificate of incorporation) or who is an officer, director or representative of a RTI competitor or any entity that owns more than a 20% equity interest in a RTI competitor will be entitled to serve on the Board. We may require that any director or nominee for director certify that he or she is not disqualified from service on the Board pursuant to these provisions, and the Board is authorized to make such reasonable determinations as shall be necessary to implement the above limitation.
Risk Oversight
The Board is ultimately responsible for overseeing the Company’s risk management strategies, including the Company’s implementation of appropriate processes to administer day-to-day risk management. The Board is informed about risk management matters as part of its role in the general oversight and approval of corporate matters. The Board gives guidance to the Company’s management on the risks it believes the Company faces, such as the matters disclosed as risk factors in the Company’s Annual Report on Form 10-K. The Board also receives regular updates on information technology risks. The Company’s information security programs are also subject to regular external audits. Furthermore, the Board has delegated certain risk management responsibilities to its Audit and Compensation Committees.
Through the Audit Committee’s charter, the Board has authorized the Audit Committee to oversee the Company’s risk assessment and risk management policies. The Audit Committee, in fulfilling its oversight responsibilities, regularly and comprehensively (i) reviews and discusses with management and the independent auditor any significant risks or exposures and assesses the steps management has taken to minimize such risks, (ii) discusses with management and the independent auditor, and oversees the Company’s underlying policies with respect to risk assessment and risk management, and (iii) reviews and discusses with the independent auditor any significant risks identified during the auditor’s risk assessment procedures.
Through the Compensation Committee’s charter, the Board has authorized it to oversee officer and director compensation programs. The Compensation Committee, in fulfilling its oversight responsibilities, designs the compensation packages applicable to the executive officers and Board members. The Compensation Committee also consults with management on the payments of bonuses and grants of equity awards to key employees.
The Audit Committee and the Compensation Committee jointly perform an annual risk assessment of our compensation programs for all employees to determine whether these programs encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation programs is evaluated on a number of criteria aimed at identifying any incentive programs that deviate from our risk management objectives. Based on this review in 2020, the committees concluded that we have the right combination of rewards and incentives to drive company performance, without encouraging unnecessary or excessive risk taking by our employees.
The Board’s oversight roles, including the roles of the Audit Committee and the Compensation Committee, combined with the leadership structure of the Board, allow the Board to effectively administer risk management policies while also effectively and efficiently addressing Company objectives.

Director Independence
Our Board has determined that under NYSE Rules, Mr. Diao, Mr. Glazek, Ms. Davis, Ms. Grazioli-Venier, Mr. Usher and Mr. Zimmerman are “independent directors” as determined under applicable NYSE and SEC rules and the Company’s Corporate Governance guidelines. The Board believes that these directors are also “independent” as that term is defined in the Exchange Act and the rules thereunder. In determining Mr. Glazek’s and Mr. Usher’s independence, the Board considered that each of Mr. Glazek and Mr. Usher is a partner at Standard General.
Committees of the Board
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and ESG Committee. Under the rules of NYSE, the membership of the Audit Committee is required to consist entirely of independent directors based on enhanced criterion for Audit Committee member independence under NYSE and SEC rules. In addition, under applicable NYSE and SEC rules our Compensation Committee and Nominating and ESG Committee are required to consist entirely of independent directors.
The Board also forms special committees and subcommittees from time to time. For instance, in connection with the SDI Merger (as defined) the Board formed a special committee (the “Special Committee”) comprised Ms. Hebard and Ms. Frushone to evaluate the SDI Merger. This committee was dissolved upon the consummation of the SDI Merger.
The following is a brief description of our standing Board committees.
Audit Committee
In 2020, our Audit Committee was composed of Mr. Diao, Ms. Davis, Ms. Hebard and Mr. Zimmerman. Ms. Hebard stepped down as a director in March 2021 and Ms. Grazioli-Venier was appointed to the Audit Committee in connection with her appointment as a member of the Board. Each of the committee’s current members and the members of the committee during 2020 satisfies or satisfied, as applicable, the financial literacy requirements under the applicable rules and regulations of the SEC and listing standards of the NYSE. Mr. Diao serves as chair of the Audit Committee. The Board has determined that Mr. Diao qualifies as an “audit committee financial expert” as such term is defined under applicable rules of the SEC. The Audit Committee also satisfies (and in 2020 satisfied) the member independence and other requirements under current NYSE listing standards and SEC rules. Our Audit Committee, among other things, is responsible for:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	the quality and integrity of our financial statements, our financial reporting process and our systems of internal accounting and financial records;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	the performance of our internal audit function;
•	reviewing related party transactions; and
•
approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the NYSE. Our Audit Committee charter may be found at our website, www.turningpointbrands.com, in the “Investor Relations” section. The Audit Committee met six times during 2020.
Compensation Committee
In 2020, our Compensation Committee was composed of Mr. Glazek, Ms. Hebard and Mr. Zimmerman. Ms. Hebard stepped down as a director in March 2021 and Mr. Usher was appointed to the committee in connection with his appointment as a member of the Board. Mr. Glazek serves as the chair of the Compensation Committee. Each of the current members of the Compensation Committee, as well as the members of the committee during 2020 satisfies or satisfied, as applicable, the member independence requirements under current NYSE listing standards and SEC rules. Our Compensation Committee, among other things, is responsible for:
•	reviewing, approving and determining, or making recommendations to our Board regarding, the compensation of our executive officers;
•	administering our equity compensation plans;
•	reviewing, approving and making recommendations to our Board regarding incentive compensation and equity compensation plans; and
•	establishing and reviewing general policies relating to compensation and benefits of our employees.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the NYSE. Our Compensation Committee charter may be found at our website, www.turningpointbrands.com, in the “Investor Relations” section. The Compensation Committee met one time during 2020.
Nominating and ESG Committee
Our Nominating and ESG Committee is composed of Ms. Davis, Mr. Diao and Mr. Glazek. Ms. Davis serves as the Nominating and ESG Committee chair. The Nominating and ESG Committee satisfies the member independence requirements under current NYSE listing standards and SEC rules. Our Nominating and ESG Committee is, among other things, responsible for:
•	identifying, evaluating and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;
•	evaluating the performance of our Board and of individual directors;
•	considering and making recommendations to our Board regarding the composition of our Board and its committees;
•	reviewing developments in corporate governance practices;
•	reviewing and recommending to the Board for approval any changes in the compensation of directors;
•	evaluating the adequacy of our corporate governance practices and reporting; and
•	developing and making recommendations to our Board regarding corporate governance guidelines and matters.
Our Nominating and ESG Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the NYSE. Our Nominating and ESG Committee charter may be found at our website, www.turningpointbrands.com, in the “Investor Relations” section. The Nominating and ESG Committee met one time during 2020.
Consideration of Candidates for Director
Stockholder recommendations for Board membership should include, among other items, the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five years’ employment and business experience, a description of current or previous service as director of any corporation or organization, other relevant biographical information, the nominee’s consent to service on the Board, and all other information relating to such person as would be required to be disclosed in solicitations of proxies under Regulation 14A of the Exchange Act as well as any other information required under the Company’s bylaws. A stockholder nominee will be requested to complete a detailed questionnaire in the form that current directors and officers complete.
The Nominating and ESG Committee seeks to achieve a balance of knowledge, experience, diversity and capability on the Board, and in assessing nominees, considers such factors as it deems in the best interest of the Company and its stockholders. Though diversity is not defined in the Corporate Governance Guidelines or in the Nominating and ESG Committee’s charter, each of which can be found at our website, www.turningpointbrands.com, in the “Investor Relations” section, diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. The manner in which the Nominating and ESG Committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a stockholder of the Company.
Compensation of Directors
As described more fully below, the following table summarizes the total compensation earned for fiscal year 2020 for each of the non-employee directors.
Our non-employee directors (other than Mr. Glazek) received an annual retainer of $80,000 for 2020. No meeting fees are paid separately. Our Board Chairman is not paid any retainer. In 2020, the chair of the Audit Committee was paid an annual fee of $32,500 and Audit Committee members were paid an annual fee of $10,000. In March 2021, the Board revised its compensation plan and set director compensation at $80,000 cash annually and RSUs valued at $70,000 which vest one year from the grant date, for each director serving on the board with the exception of those serving on the Audit Committee. For Audit Committee members, the compensation is set at $90,000 cash annually and RSUs valued at $60,000 which vest one year from the grant date. For the Audit Committee chairman, the compensation is set at $112,500 cash annually and RSUs valued at $37,500 which vest one year from the grant date. Employees of ours on our Board do not receive cash compensation for service on our Board.
The following table summarizes information about director compensation for the year ended December 31, 2020. Mr. Wexler was compensated as an officer and, therefore, did not receive any compensation for service on the Board in 2020. Mr. Glazek did not receive any compensation from us for serving on the Board in 2020.
Name	Fees earned or paid in cash ($)	Total ($)
Gregory H. A. Baxter(1)	80,000	80,000
H. C. Charles Diao(2)	112,500	112,500
Ashley D. Frushone(3)	106,667	106,667
Peggy H. Hebard(4)	115,000	115,000
Arnold Zimmerman(5)	90,000	90,000
(1)	Mr. Baxter received $80,000, composed of Board member fees.
(2)	Mr. Diao received $112,500, composed of Board member fees of $80,000 and Audit Committee chair fees of $32,500.
(3)	Ms. Davis received $106,667, composed of Board member fees of $80,000, Audit Committee fees of $1,667 and Special Committee fees of $25,000.
(4)	Ms. Hebard received $115,000, composed of Board member fees of $80,000, Audit Committee fees of $10,000 and Special Committee fees of $25,000. Ms. Hebard stepped down from the Board in March 2021.
(5)	Mr. Zimmerman received $90,000, composed of Board member fees of $80,000 and Audit Committee fees of $10,000.

Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees, including our executive officers. A copy of the Code of Business Conduct and Ethics is available on our website at www.turningpointbrands.com in the “Investor Relations” section. We intend to disclose on our website any amendments to our Code of Business Conduct and Ethics, or waivers of its requirements that apply to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including, the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at www.turningpointbrands.com in the “Investor Relations” section.
Hedging and Pledging Policy
The Company’s Securities Trading Policy prohibits insiders (as defined in the policy) from pledging securities issued by the Company as collateral for a loan without the consent of the chairman of the Audit Committee. In addition, the Securities Trading Policy prohibits insiders from purchasing the Company’s common stock on margin, short-selling the Company’s common stock, or buying or selling put and call options on the Company’s common stock.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
The tables below set forth certain information regarding the beneficial ownership of our common stock by:
•	Each person or entity known to us who beneficially owns five percent or more of the common stock;
•	Each of our directors and named executive officers; and
•	All of our directors and executive officers as a group.
Other than with respect to the common stock beneficially owned by beneficial owners of more than 5% of our issued and outstanding common stock, the table below states beneficial ownership as of March 5, 2021. The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Included in the amount of common stock beneficially owned are shares of common stock subject to exercisable options or options that will become exercisable within 60 days of March 5, 2021. The calculation of percent owned by each person assumes that all vested options or options vesting within 60 days of March 5, 2021, if any, held by such person have been exercised. The calculation of percent owned by all directors and executive officers as a group assumes that all vested options beneficially held by them have been exercised.
Turning Point Brands, Inc.
Name of Beneficial Holder(1)	Position or Title of Beneficial Holder	Shares Beneficially Owned	Percentage of Share Beneficially Owned
Standard General L.P.(2)(3)	Principal Stockholder	4,042,280	21.2%
Thrivent Financial for Lutherans(4)	Principal Stockholder	1,584,069	8.3%
ETF Managers Group LLC(5)	Principal Stockholder	1,157,968	6.1%
Lawrence S. Wexler (6)	President & Chief Executive Officer	431,569	2.3%
Robert M. Lavan(7)	Senior Vice President, Chief Financial Officer	87,070	*
Graham Purdy(8)	Senior Vice President & Chief Operating Officer	185,191	*
Louie Reformina(9)	Chief Business Development Officer	18,110	*
Gregory H.A. Baxter(10)	Director	48,607	*
H. C. Chareles Diao(11)	Director	58,728	*
David Glazek(12)	Director	10,095	*
Assia Grazioli-Venier	Director	—	*
Stephen Usher(12)	Director	611	*
Ashley Davis Frushone	Director	263	*
Arnold Zimmerman(13)	Director	59,857	*
Directors and Executive Officers as a Group (13 persons)(14)		935,879	4.8%
*	Indicates less than 1%
(1)	Unless otherwise noted, the address for the persons listed in this column is 5201 Interchange Way Louisville, Kentucky 40229.
(2)
This information is based solely on a review of a stock ownership report on Schedule 13D and Form 4 filed by this stockholder with the SEC on February 18, 2021. The address for Standard General is 767 Fifth Avenue, 12th Floor, New York, NY, 10153.

(3)
Soohyung Kim is the Managing Partner and Chief Investment Officer of Standard General L.P. and a director of the general partner of Standard General L.P. Mr. Kim may be deemed to beneficially own and have shared voting and/or investment control over, the shares directly and indirectly beneficially owned by Standard General L.P.. David Glazek, the chairman of our Board of Directors, is a Partner of Standard General L.P. The business address of both Standard General L.P. and Mr. Kim is 767 Fifth Avenue, 12th Floor New York, NY 10153.

(4)
This information is based solely on a review of a stock ownership report on Form 13G/A filed by this shareholder with the SEC on February 16, 2021. The address for Thrivent Financial for Lutherans is 901 Marquette Avenue, Suite 2500, Minneapolis, MN 55402.

(5)
This information is based solely on a review of a stock ownership report on Form 13G filed by this shareholder with the SEC on February 16, 2021. The address for ETF Managers Group LLC is 30 Maple Street, Suite 2, Summit, NJ 07091.

(6)	Includes 78,599 shares subject to exercisable stock options.
(7)
Includes 78,570 shares subject to exercisable stock options. On March 23, 2021, Mr. Lavan provided notice to the Company that he would step-down as Senior Vice President and Chief Financial Officer on April 30, 2021.

(8)	Includes 89,132 shares subject to exercisable stock options.
(9)	Includes 18,110 shares subject to exercisable stock options.
(10)	Includes 14,344 shares subject to exercisable stock options.
(11)	Includes 41,728 shares subject to exercisable stock options.
(12)	Each of Mr. Glazek and Mr. Usher is a Partner of Standard General but disclaims beneficial ownership in shares of common stock held by Standard General.
(13)	Held by the Arnold Zimmerman Revocable Trust of which Mr. Zimmerman is the trustee.
(14)	Includes 348,079 shares subject to exercisable stock options.

EXECUTIVE COMPENSATION
This section addresses our executive compensation program for our named executive officers. It includes a discussion of our compensation objectives and philosophy and the material elements of compensation earned by, or awarded or paid to, our “named executive officers,” which include our principal executive officer and our two other most highly compensated executive officers. This section also describes the compensation actions taken during 2020 and is intended to provide a further understanding of the amounts displayed in the required tabular disclosures. The information set forth in this section is presented pursuant to the reduced disclosure rules applicable to Emerging Growth Companies.
Our named executive officers for 2020 were:
•	Lawrence S. Wexler, our President & Chief Executive Officer;
•	Robert M. Lavan, our Senior Vice President & Chief Financial Officer, and
•	Graham A. Purdy, our Senior Vice President and Chief Operating Officer.
On March 23, 2021, Mr. Lavan provided notice to the Company that he would step-down as Senior Vice President and Chief Financial Officer on April 30, 2021. The Board determined to appoint Louie Reformina, the Company’s current Chief Business Development Officer, to the position of Senior Vice President and Chief Financial Officer effective May 1, 2021. In addition, the Board promoted Brian Wigginton, the Company’s current Vice President, Finance and Chief Accounting Officer to the position of Senior Vice President and Chief Accounting Officer.
Executive Compensation Objectives and Philosophy
One objective of our executive compensation program is to attract and retain qualified, energetic employees who are enthusiastic about our mission and culture. A further objective is to provide incentives and reward each senior executive for his or her contribution to our growth and operating and financial improvement. In addition, we strive to promote an ownership mentality among key leadership executives.
Our Compensation Committee is solely responsible for authorizing the compensation of our named executive officers. In doing so, the Compensation Committee may consult from time to time with the named executive officers. However, the Compensation Committee will at all times retain full responsibility for determining the compensation of our named executive officers, and no named executive officer will participate in the Compensation Committee’s approval of his or her compensation.
Summary Compensation Table
The following table shows information regarding the compensation of our named executive officers for services performed in the years ended December 31, 2020 and December 31, 2019.
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Lawrence S. Wexler President & Chief Executive Officer	2020	797,474	88,200	215,325	1,100,000	25,188	2,226,187
	2019	753,975	554,865	1,206,010	266,000	26,891	2,807,741

Robert Lavan Senior Vice President & Chief Financial Officer	2020	424,039	165,375	—	580,000	14,457	1,183,871
	2019	350,000	718,980	26,930	131,000	14,000	1,240,910

Graham Purdy Senior Vice President & Chief Operating Officer	2020	406,901	48,510	96,525	560,000	16,018	1,127,954
(1)	Option Awards reflect the grant date fair value of each award, determined in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the assumptions made in the valuation for the awards reflected in this column, please see Note 17 to our Consolidated Financial Statements as of and for the year ended December 31, 2020 in our Annual Report on Form 10-K.
(2)
Stock Awards reflect the grant date fair value of each award, determined in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to vesting conditions. For additional information on the assumptions made in the valuation for the awards reflected in this column, please see Note 17 to our Consolidated Financial Statements as of and for the year ended December 31, 2020 in our Annual Report on Form 10-K.

(3)	Performance bonuses in respect of a given year were generally determined in February of the following year and paid shortly thereafter.
(4)
For 2020, Messrs. Wexler, Purdy and Lavan received a contribution to the Restoration Plan of $10,938, $1,768 and $2,598, respectively. For the same period, Messrs. Wexler and Purdy each received a matching contribution under our 401(k) defined contribution plan (including a discretionary contribution equal to 1% of base salary) of $14,250, while Mr. Lavan received $11,859. For 2019, Mr. Wexler received a contribution to the Restoration Plan of $12,891. For the same period, Messrs. Wexler and Lavan each received a matching contribution under our 401(k) defined contribution plan (including a discretionary contribution equal to 1% of base salary) of $14,000.

Narrative Disclosure to Summary Compensation Table
Elements of Executive Compensation
Elements of executive compensation include: salary, bonus, equity-based compensation and welfare benefits, a Company match to our 401(k) defined contribution plan (including contributions to our Restoration Plan (discussed below), where applicable) and other retirement benefits. Each of the named executive officers is party to an individual employment agreement with us. Individual elements of compensation and the applicable compensation arrangements are described in more detail below.
Salary
The named executive officers receive a fixed annual salary to compensate them for services they render. There were no changes to the base salaries of Messrs. Wexler or Lavan in 2019. The base salary for Mr. Lavan increased 28.6% in 2020 from his 2019 level to $450,000. The base salary for Mr. Purdy increased 40.5% in 2020 from his 2019 level to $455,000. There was no change to the base salary of Mr. Wexler in 2020.
Bonus
Our executive compensation program is designed to reward business success and each senior executive’s contribution to our operating and financial performance. In measuring a senior executive’s contribution to us, our Board considers our growth and various financial metrics. We also consider an executive’s performance in managing us in light of general economic conditions, as well as specific company, industry and competitive conditions. Our senior executives participate in a discretionary incentive bonus payment under our Management Bonus Program based on the Board’s assessment of our financial performance and individual performance. The incentive bonus compensation paid to the named executive officers in 2021 for fiscal year 2020 was based upon final financial performance as assessed by the Board based upon our audited 2020 financial statements and such officer’s individual performance in 2020. The incentive bonus compensation paid to the named executive officers in 2020 for fiscal year 2019 was based on similar performance criteria with respect to 2019.
Equity-Based Compensation - 2015 Plan
In April 2015, we adopted the 2015 Plan. The 2015 Plan authorizes the Compensation Committee to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining directors, employees and certain consultants and providing our directors, employees and such consultants incentives and rewards for superior performance. If the 2021 Incentive Plan is approved, no new awards will be made under the 2015 Plan.
Certain of our senior executives are eligible to receive grants of stock options, restricted stock units, stock appreciation rights and restricted stock under the 2015 Plan. In addition to restricted stock and stock options, we also grant 5-year performance-based restricted stock units (PRSUs), which represent the conditional right to receive one share of our common stock upon satisfaction of the vesting requirements. PRSUs offer the named executive officers a financial interest in the Company and serve to retain the named executive officers as the awards vest upon satisfaction of a specific performance measure at a pre-determined time.
In 2020, Messrs. Wexler, Lavan, and Purdy were granted options to purchase 20,000, 37,500, and 11,000 shares of our common stock, respectively, at an exercise price of $14.85; 34% of these options vested on

January 1, 2021, and 33% will vest on each of January 1, 2022 and 2023. In 2019, Messrs. Wexler and Lavan were granted options to purchase 35,500 and 46,000 shares of our common stock, respectively, at an exercise price of $47.58; 34% of these options vested on January 1, 2020, and 33% will vest on each of January 1, 2021 and 2022.
In 2020, Messrs. Wexler and Purdy were granted 14,500 and 6,500 5-year PRSUs, respectively, which vest five years from the grant date upon the Company’s achievement of certain levels of return on invested capital (“ROIC”); 50% will vest if ROIC is 12.5%, 75% will vest if ROIC is 15%, and 100% will vest if ROIC is 17.5%. In 2019, Mr. Wexler was granted 23,500 5-year PRSUs which vest five years from the grant date upon the Company’s achievement of certain levels of return on invested capital (“ROIC”); 50% will vest if ROIC is 12.5%, 75% will vest if ROIC is 15%, and 100% will vest if ROIC is 17.5%.
Equity-Based Compensation - 2006 Plan
As of March 5, 2021, there remained outstanding 198,678 unexercised stock options under our 2006 Equity Incentive Plan (the “2006 Plan”). No additional awards may be granted under the 2006 Plan.
Welfare Benefits
We provide the named executive officers with health, dental and vision insurance plans, term life and disability insurance. Senior executives may generally elect to participate in these plans on the same basis and terms as all employees.
401(k) Matching Contributions
We provide a company match to the 401(k) defined contribution plan to all eligible employees. For the 2020 and 2019 401(k) plan years, we contributed 4% of the participant’s annual base salary to those eligible salaried employees contributing 4% or greater of their salary. For those eligible salaried employees contributing less than 4% of annual base salary, we matched the contribution by 100%. In each of 2020 and 2019, we also made a discretionary contribution equal to 1% of the participant’s annual base salary to those eligible salaried employees.
Restoration Plan
We adopted a Restoration Plan in 2013 (the “Restoration Plan”) to give parity in benefits to executives with those benefits offered to employees generally via our 401(k) defined contribution plan. The Restoration Plan credits bookkeeping liability accounts for selected executives each year in amounts equal to amounts those executives would otherwise have been credited under the 401(k) plan. The Code allowed only up to $285,000 (in 2020; indexed each year) in total compensation to be considered in allocating contributions to a tax-qualified plan, so credits will be made to the non-qualified Restoration Plan for selected executives on compensation paid above that level, at the same percentage rate as applies to employees generally on pay below that level through the 401(k) plan. Amounts credited to the Restoration Plan grow based on the S&P 500 equity index returns each year. Benefits accrued under the Restoration Plan are not set aside in a trust account, and cannot be paid to the covered executive officer until the seventh month after termination of employment, at which time benefits are forfeited if the termination is deemed for “cause.” Notwithstanding the foregoing restriction on acceleration of payment, we may elect, in our sole discretion and without the covered executive’s consent, to pay the balance of an executive’s benefits to the executive in a lump sum at any time so long as the payment results in the termination and liquidation of the executive’s entire account under the Restoration Plan and the payment does not exceed applicable dollar amounts under Code Section 402(g)(1)(B). Each of the named executive officers participates in the Restoration Plan.
Employment Agreements
In November 2015, we entered into an employment agreement with Mr. Wexler which became effective in May 2016, in March 2018, we entered into an employment agreement with Mr. Lavan, and in March of 2021 we entered into a new employment agreement with Mr. Purdy (collectively, the “Employment Agreements”).
Upon a termination of employment by us without “cause” or by the applicable executive for “good reason” (each as defined in the applicable executive’s Employment Agreement), each of Messrs. Wexler, Lavan, and Purdy would be entitled to severance payments comprised of the following: (1) accrued compensation and benefits; (2) continuation of then-current base salary for 12 months, to be paid in accordance with our normal payroll practices; (3) a cash severance bonus equal to the average annual cash bonus received by the applicable executive for the 24-month period before the termination date; and (4) a lump sum payment equal to the cost of COBRA continuation coverage for the executive and his eligible dependents for 12 months.
In the event of a termination of employment by us without cause or by the applicable executive for good reason within one year following a “change of control” (as such term is defined in the applicable executive’s Employment Agreement), or within 12 months of the effective date of his Employment Agreement, each of Messrs. Wexler, Lavan, and Purdy would be entitled to severance payments comprised of the following (in lieu of any other severance payments under the 2016 Employment Agreements): (1) the accrued compensation and benefits; (2) continuation of then-current base salary for 24 months, to be paid in accordance with our normal payroll practices; (3) a cash severance bonus equal to two-times the average annual cash bonus received by the applicable executive for the 24-month period before the termination date; and (4) a lump sum payment equal to the cost of COBRA continuation coverage for the executive and his eligible dependents for 12 months.
In general, the foregoing severance payments and other benefits are subject to the applicable executive executing and delivering a release of claims to us. Pursuant to their respective Employment Agreements, Messrs. Wexler, Lavan, and Purdy are each subject to certain restrictive covenants, including non-competition and non-solicitation restrictions during the employment term, and for a post-termination period equal to the number of months the executive is entitled to receive salary continuation pursuant to the severance provisions described above.
In addition, if any payment made to Messrs. Wexler, Lavan, or Purdy would be subject to the excise tax under Section 4999 of the Internal Revenue Code, then the amounts payable to the applicable executive will be reduced to the maximum amount that does not trigger the excise tax, unless the executive would be better off (on an after-tax basis) receiving all such payments and benefits and paying all applicable income and excise taxes.
Lawrence S. Wexler
Mr. Wexler’s Employment Agreement provides for an initial term of one year, subject to automatic extensions for successive one-year terms unless earlier terminated, or unless either party provides notice of non-renewal at least 60 days before the end of the applicable term. Pursuant to his Employment Agreement, Mr. Wexler is entitled to receive an annual base salary of $722,925, subject to adjustment by the Board. Mr. Wexler is eligible to receive an annual cash bonus award, with a target bonus opportunity equal to 100% of base salary. The annual bonus is payable upon the achievement of designated performance metrics pursuant to our Management Bonus Program, as determined by the Board.
Robert M. Lavan
Mr. Lavan’s Employment Agreement provides for an initial term of one year, subject to automatic extensions for successive one-year terms unless earlier terminated, or unless either party provides notice of non-renewal at least 60 days prior to the end of the applicable term. Under his employment agreement, Mr. Lavan is entitled to receive an annual base salary of $350,000, subject to adjustment by the Board. Mr. Lavan is eligible to receive an annual cash bonus award. The annual bonus is payable upon the achievement of designated performance metrics pursuant to our Management Bonus Program, as determined by the Board.
Graham A. Purdy
Mr. Purdy’s Employment Agreement provides for an initial term of one year, subject to automatic extensions for successive one-year terms unless earlier terminated, or unless either party provides notice of non-renewal at least 60 days before the end of the applicable term. Pursuant to his Employment Agreement, Mr. Purdy is entitled to receive an annual base salary of $455,000, subject to adjustment by the Board. Mr. Purdy is eligible to receive an annual cash bonus award with a target opportunity equal to 75% of his annual base salary. The annual bonus is payable upon the achievement of designated performance metrics pursuant to our Management Bonus Program, as determined by the Board.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth specified information concerning equity awards held by each of the named executive officers as of December 31, 2020.
	Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Lawrence S. Wexler	8/8/2014(1)	4,695	—	3.83	8/8/2024	—	—
	3/31/2017(3)	—	—	—	—	31,500	491,400
	5/17/2017(2)(4)	16,819	—	15.41	5/17/2027	—	—
	3/7/2018(3)	—	—	—	—	30,000	636,300
	3/7/2018(2)(5)	17,755	8,745	21.21	3/7/2028	—	—
	3/20/2019(2)(7)	12,070	23,430	47.58	3/20/2029	—	—
	3/20/2019(3)	—	—	—	—	23,500	1,118,130
	3/18/2020(2)(8)	—	20,000	14.85	3/18/2030	—	—
	3/18/2020(3)	—	—	—	—	14,500	215,325
Robert M. Lavan	3/7/2018(3)	—	—	—	—	8,500	180,285
	3/7/2018(2)(5)	6,030	2,970	21.21	3/7/2028	—	—
	3/13/2018(2)(6)	26,000	—	21.49	3/13/2028	—	—
	3/20/2019(2)(7)	15,640	30,360	47.58	3/20/2029	—	—
	3/18/2020(2)(8)	—	37,500	14.85	3/18/2030	—	—
Graham Purdy	8/25/2011(1)	62,591	—	3.83	8/25/2021	—	—
	8/8/2014(1)	5,216	—	3.83	8/8/2024	—	—
	3/31/2017(3)	—	—	—	—	10,000	156,000
	5/17/2017(2)(4)	5,000	—	15.41	5/17/2027	—	—
	3/7/2018(3)	—	—	—	—	12,000	254,520
	3/7/2018(2)(5)	5,963	2,937	21.21	3/7/2028	—	—
	3/20/2019(2)(7)	1,870	3,630	47.58	3/20/2029	—	—
	3/20/2019(3)	—	—	—	—	9,500	452,010
	3/18/2020(2)(8)	—	11,000	14.85	3/18/2030	—	—
	3/18/2020(3)	—	—	—	—	6,500	96,525
(1)	Options to purchase shares of our stock granted pursuant to the 2006 Plan.
(2)	Options to purchase shares of our stock granted pursuant to the 2015 Plan.
(3)
Performance-based restricted stock units granted under our 2015 Plan. Performance-based restricted stock units vest 5 years from the grant date upon the Company’s achievement of certain levels of return on invested capital.

(4)	Options to purchase shares of our stock vest 34% on January 1, 2018, 33% on January 1, 2019 and 33% on January 1, 2020.
(5)	Options to purchase shares of our stock vest 34% on January 1, 2019, 33% on January 1, 2020 and 33% on January 1, 2021.
(6)	Options to purchase shares of our stock granted pursuant to his 2018 Employment Agreement. 34% vested at grant and 33% vest on each of January 1, 2019 and 2020.
(7)	Options to purchase shares of our stock vest 34% on January 1, 2020, 33% on January 1, 2021 and 33% on January 1, 2022.
(8)	Options to purchase shares of our stock vest 34% on January 1, 2021, 33% on January 1, 2022 and 33% on January 1, 2023.

Equity Compensation Plan Information
The following table contains information about our equity compensation plans as of December 31, 2020:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted- average Exercise Price of Outstanding, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	711,060	$19.58	315,702
Equity compensation plans not approved by security holders	—	—	—
Total	711,060	—	315,702

AUDIT COMMITTEE REPORT
The Audit Committee has met and reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2020 with the Company’s management, which has the primary responsibility for the Company’s financial statements, as well as with the Company’s independent auditor, RSM US LLP, who is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or providing any professional certification with respect to the independent auditor’s work product.
The Audit Committee has discussed with RSM US LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received and reviewed the written disclosures and the letter from RSM US LLP required by the applicable requirements of the PCAOB regarding RSM US LLP communications with the Audit Committee concerning independence and has discussed with RSM US LLP its independence. The Audit Committee also considered whether RSM US LLP non-audit services to the Company were compatible with the independence requirements and concluded their independence was not compromised by the provision of these services.
Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
All members of the Audit Committee of the Company listed below submit the foregoing report.
AUDIT COMMITTEE*:

H. C. Charles Diao (Chair) Ashley Davis Frushone Arnold Zimmerman
*	Ms. Hebard, who served as a member of the Audit Committee in 2020, stepped down from the Board in March 2021.
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein, and shall not otherwise be deemed filed under those Acts.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
Policies Regarding Related Party Transactions
Our Board has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our senior legal officer any “related person transaction” (defined as any transaction that it is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The senior legal officer will then promptly communicate that information to the Audit Committee of our Board. No related person transaction may be executed without the approval or ratification of the Audit Committee. In general, the Audit Committee will approve or ratify only related person transactions that we believe are at least as favorable to us as those we would obtain from an unrelated party.
General Wireless Operations, Inc.
In December 2018, the Company acquired a minority ownership position in General Wireless Operations, Inc. (d/b/a RadioShack; “RadioShack”) from an affiliate of Standard General. The Company paid no consulting fees in 2020 to Standard General in respect of this investment.
SDI Merger
On July 16, 2020, the Company completed its merger with SDI, whereby SDI was merged into a wholly-owned subsidiary of the Company in a tax-free downstream merger. Under the terms of the agreement, the holders of SDI’s Class A Common Stock and SDI’s Class B Common Stock (collectively, “SDI Common Stock”) received in the aggregate, in return for their SDI Common Stock, TPB Voting Common Stock (“TPB Common Stock”) at a ratio of 0.52095 shares of TPB Common Stock for each share of SDI Common Stock at the time of the merger. SDI divested its assets, other than SDI’s TPB Common Stock, prior to close such that the net liabilities at closing were minimal and the only assets that SDI retained were the remaining TPB Common Stock holdings. The transaction was accounted for as an asset purchase for $236.0 million with consideration comprised of 7,934,704 shares of TPB Common Stock valued at $234.3 million plus transaction costs and assumed net liabilities. $236.0 million was assigned to the 8,178,918 shares of TPB Common Stock acquired. In connection with the Merger, 244,214 shares of TPB Common Stock were retired resulting in a charge of $1.7 million recorded in Accumulated earnings (deficit).

PRESENTATION OF PROPOSALS
Proposal 1 – Election of Directors
The Company’s by-laws provide that the number of directors on our Board will be determined from time to time by a vote of the Board. Our Board currently consists of eight (8) directors. At the Annual Meeting, we are electing eight (8) directors to hold office until the Company’s annual meeting of stockholders in 2022 and until a successor is elected and qualified.
Nominees for Election as a Director
Set forth below are the Board members who will stand for election at the Annual Meeting, together with their age, all Company positions and offices they currently hold, and the year in which they joined the Board. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for a substitute nominee.
Name	Age	Position or Office	Held Position Since
David Glazek	43	Chairman of the Board; Director	2012
Lawrence S. Wexler	68	President & CEO; Director	2013
Gregory H. A. Baxter	67	Director	2006
H.C. Charles Diao	63	Director	2012
Ashley Davis Frushone	46	Director	2018
Assia Grazioli-Venier	40	Director	2021
Stephen Usher	54	Director	2021
Arnold Zimmerman	83	Director	2013
Recommendation
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR THE DIRECTORS OF THE COMPANY SET FORTH ABOVE.

Proposal 2—Approval of the Turning Point Brands, Inc. 2021 Equity Incentive Plan
On March 19, 2021, the Committee recommended to the Board that it adopt the Turning Point Brands, Inc. 2021 Equity Incentive Plan (as amended, the “2021 Plan”). On March 22, 2021, the Board approved and adopted the 2021 Plan, subject to the approval of our shareholders.
We currently have one active equity compensation plan, the 2015 Equity Incentive Plan. If the 2021 Plan is approved, 1,290,000 shares, plus any shares remaining available for issuance under the 2015 Plan as of immediately prior to the date of the Annual Meeting, plus any shares granted under the 2015 Plan and the 2006 Plan that again become available for awards in accordance with the terms and conditions of the 2015 Plan or the 2006 Plan, as applicable, will be available for grant under the 2021 Plan. In setting the number of proposed shares issuable under the 2021 Plan, the Committee and the Board considered a number of factors, including the Company’s historical grant practices, expected “shareholder value transfer”, and potential dilution. If the 2021 Plan is approved by our shareholders, no future equity awards will be made pursuant to the 2015 Plan. Although no new awards may be granted under the 2015 Plan if the 2021 Plan is approved, all previously granted awards under the 2015 Plan would continue to be governed by the terms of that plan. In the event our shareholders do not approve the 2021 Plan, the 2021 Plan will not become effective. The 2021 Plan, if approved, will expire in 2031.
Based on internal projections, if the 2021 Plan is not approved by our shareholders, we will not have a sufficient number of shares available for issuance under the 2015 Plan to satisfy our ongoing compensatory needs, even for one additional year. Although we are sensitive to the potential dilution concerns of our shareholders, we firmly believe that our ability to grow our business profitably is inextricably linked to our ability to attract and retain high-performing talent.
We believe that we would be at a significant competitive disadvantage if we could not use equity-based awards to recruit and compensate high-performing individuals, based on the fact that equity-based awards are a key design feature of the compensation programs of many of our competitors. We are also seeking shareholder approval of the 2021 Plan in order to reflect recent “best practice” trends in equity plan governance.
Equity Plan Information
As of December 31, 2020:
•	There were 19,133,794 common shares outstanding.
•	There were a total of 711,060 stock options outstanding, with an average exercise price of $19.58 and an average remaining term of 5.82 years.
•	There were a total of 16,159 restricted stock units outstanding and 459,411 performance restricted stock units outstanding.
•	There were a total of 315,702 shares available for future award under our 2015 Plan.
•
Our “burn rate” measures the number of shares under outstanding equity awards granted during a given year (disregarding cancellations), as a percentage of the weighted average number of shares of common stock outstanding for that fiscal year. It measures the potential dilutive effect of annual equity grants.

•	Over the past three years, our burn rate was 2.68%, 2.82% and 1.63% (for the years ended December 31, 2020, 2019 and 2018, respectively).
•
Over the past three years, our dilution was 6.20%, 5.43% and 4.41% at fiscal year-end (for the years ended December 31, 2021, 2019 and 2018, respectively). Our dilution was 7.21% as of March 5, 2021. “Dilution” is measured as the total number of shares under all outstanding equity awards (i.e., share awards granted, less share award cancellations), as a percentage of the common stock outstanding on the date of calculation.

•
Over the past three years, our “overhang rate” was 7.85%, 8.32% and 9.04% at fiscal year-end (for the years ended December 31, 2020, 2019 and 2018, respectively). Our overhang rate was 7.82% as of March 5, 2021. Our overhang rate measures the total number of shares under all outstanding plan awards, plus the number of shares authorized for future plan awards, as a percentage of the common stock outstanding on the date of calculation. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If the 2021 Plan is approved by our shareholders, our overhang rate would be 14.59%, based on the common stock outstanding as of March 5, 2021.

Recommendation
Your Board recommends that you vote FOR this item.
Reasons Why You Should Vote for Proposal 2
We believe our future success depends in part on our ability to attract, motivate and retain high-quality employees, directors and consultants and that the ability to provide equity-based and/or incentive-based awards under the 2021 Plan is critical to achieving this success. We believe that we would be at a significant competitive disadvantage if we could not use equity-based awards to recruit and compensate these individuals, based on the fact that equity-based awards are a key design feature of the compensation programs of many of our competitors.
The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is, and will continue to be, an important element of our overall compensation philosophy going forward. Equity compensation aligns the compensation interests of our directors, employees and consultants with the investment interests of our shareholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.
The 2021 Plan permits the granting of (i) stock options, including incentive stock options (“ISOs”) entitling the optionee to favorable tax treatment under Section 422 of the Code, (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) RSUs, (v) performance awards, and (vi) other awards valued in whole or in part by reference to or otherwise based on our common stock (as defined in the 2021 Plan, “other stock-based awards”). Each type of award is described below under “Types of Awards Under the 2021 Plan.” Each of the awards will be evidenced by an award agreement setting forth the applicable terms and conditions. The 2021 Plan also permits the granting of cash-based awards.
If the 2021 Plan is approved, 1,290,000 shares, plus any shares remaining available for issuance under the 2015 Plan, plus any shares granted under the 2015 Plan and the 2006 Plan that again become available for awards in accordance with the 2015 Plan or the 2006 Plan, as applicable will be available for grant under the 2021 Plan. In setting the number of proposed shares issuable under the 2021 Plan, the Committee and the Board considered a number of factors, including the Company’s historical grant practices, expected “shareholder value transfer”, and potential dilution. If the 2021 Plan is approved, no future awards will be granted under the 2015 Plan, but outstanding awards granted under the 2015 Plan will continue unaffected after the date on which our shareholders approve the 2021 Plan. Based on the closing price of our common stock on March 5, 2021, 2021 of $48.13 per share, the aggregate market value as of March 5, 2021 of the 1,290,000 shares proposed to be issued under the 2021 Plan was $62,087,700.
Plan Highlights
Double-Trigger Vesting. The 2021 Plan contains a “double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a change in control of the Company unless either (i) an acquiror does not replace or substitute outstanding awards in accordance with the requirements of the 2021 Plan (in which case the outstanding awards would vest), or (ii) a participant who receives a replacement or substitute award in connection with such change in control is involuntarily terminated within two years following the change in control.
Independent Plan Administrator. The Committee, which is composed of independent directors, administers the 2021 Plan, and retains full discretion to determine the number and amount of awards to be granted under the 2021 Plan, subject to the terms of the 2021 Plan.
Reasonable Plan Limits. Subject to adjustment as described in the 2021 Plan, total awards under the 2021 Plan are limited to 1,290,000 shares of our common stock, plus any shares remaining available for issuance under the 2015 Plan, plus any shares granted under the 2015 Plan and the 2006 Plan that again become available for awards under the 2015 Plan or the 2006 Plan, as applicable. These shares may be shares of original issuance or treasury shares or a combination of the foregoing. The 2021 Plan also provides that, subject to adjustment as described in the 2021 Plan, no participant will be granted awards (including stock options and SARs) under the 2021 Plan for more than 210,000 shares of common stock in respect of any fiscal year and no more than 1,290,000 shares available for issuance under the 2021 Plan may be issued upon the exercise of ISOs, and the maximum amount of compensation that may be paid to any single non-employee member of the Board in respect of any single fiscal year (including awards under the Plan, determined based on the fair market value of such award as of the grant date, as well as any retainer fees, but excluding any special committee fees) may not exceed $500,000 (the “Non-Employee Director Compensation Limit”).
Shareholder Approval of Material Amendments. The 2021 Plan requires us to seek shareholder approval for any material amendments to the 2021 Plan, such as materially increasing the number of shares available.
Prohibition on the Repricing of Options and SARs. The 2021 Plan prohibits the repricing of outstanding stock options or SARs without shareholder approval (outside of certain corporate transactions or adjustment events described in the 2021 Plan).
No Transfers of Awards for Value. The 2021 Plan requires that no awards granted under the 2021 Plan may be transferred for value, subject to exceptions for certain familial transfers.
No Liberal Recycling Provisions. The 2021 Plan provides that only shares with respect to awards granted under the 2021 Plan that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again become available for award under the 2021 Plan. The following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the exercise price; (2) shares withheld by the Company to satisfy the tax withholding obligation; and (3) shares that are repurchased by the Company with proceeds realized by the Company in connection with the exercise of a stock option or SAR.
No Discounted Stock Options or SARs. The 2021 Plan requires that the exercise price for newly-issued stock options or SARs be at least 100% of the per share “fair market value” (as defined in the 2021 Plan) on the date of grant.
Prohibition of Dividends or Dividend Equivalents on Unvested Awards. The 2021 Plan prohibits the current payment of dividends or dividend equivalents with respect to shares underlying unvested awards prior to the achievement of the applicable vesting conditions. Any such dividends or dividend equivalents will be deferred until and contingent upon the achievement of the underlying vesting conditions.
Summary of the 2021 Plan
Set forth below is a summary of the principal features of the 2021 Plan. This summary is qualified in its entirety by reference to the terms of the 2021 Plan, a copy of which is included in this Proxy Statement as Appendix A.
Purpose
The 2021 Plan authorizes the Committee, or another committee designated by the board of directors and made up of two or more eligible directors (as applicable, the “Committee”), to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining directors, employees and certain consultants and providing our directors, employees and such consultants incentives and rewards for superior performance.
The 2021 Plan is designed to comply with the requirements of applicable federal and state securities laws, and, where applicable, the Code.
Shares Subject to the 2021 Plan
Subject to potential adjustment as described in the 2021 Plan, the Board has authorized the issuance of 1,290,000 shares of our common stock in connection with awards pursuant to the 2021 Plan, plus any shares remaining available for issuance under the 2015 Plan, plus any shares granted under the 2015 Plan and the 2006 Plan that again become available for awards under the 2015 Plan or the 2006 Plan, as applicable. No more than 1,290,000 shares available for issuance under the 2021 Plan may be issued upon the exercise of ISOs. The number of shares with respect to awards (including options and SARs) that may be granted under the 2021 Plan to any participant in respect of any fiscal year may not exceed 210,000 shares. Pursuant to the Plan, the maximum amount of compensation that may be paid to any single non-employee member of the Board in respect of any single fiscal year (including awards under the Plan, determined based on the fair market value of such award as of the grant date, as well as any retainer fees, but excluding any special committee fees) may not exceed Non-Employee Director Compensation Limit.

Any shares of our common stock covered by an award granted under the 2021 Plan, which for any reason is cancelled, forfeited or expires or, in the case of an award other than a stock option or SAR, is settled in cash, will again be available for awards under the 2021 Plan. However, (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or SAR, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding award, and (iii) shares repurchased by the Company using proceeds realized by the Company in connection with a participant’s exercise of an option or SAR, will not again become available for grant.
Subject to the 2021 Plan’s share counting rules, common stock covered by awards granted under the 2021 Plan will not be counted as used unless and until the shares are actually issued or transferred. However, common stock issued or transferred under awards granted under the 2021 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to) the aggregate share limit or other 2021 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2021 Plan, under circumstances further described in the 2021 Plan, but will not count against the aggregate share limit or other 2021 Plan limits described above. The various limits described above are subject to potential adjustment as described in the 2021 Plan.
Plan Administration
The 2021 Plan is administered by the Committee. The Committee generally may select eligible participants to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Committee’s determinations and interpretations under the 2021 Plan will be binding on all interested parties. The Committee may delegate to a subcommittee or to officers certain authority with respect to the granting of awards other than awards to certain officers and directors as specified in the 2021 Plan.
Eligibility
Awards may be granted by the Committee to any of our employees or certain qualifying consultants, or to employees or certain qualifying consultants of our affiliates, or non-employee directors who are members of the Board or the boards of directors of our affiliates; provided that ISOs may only be granted to our employees or employees of our parents and subsidiaries, consistent with the requirements of Section 422 of the Code. Currently, there are approximately 420 individuals whom we believe would be eligible to participate in the 2021 Plan subject to any necessary approvals by the Committee, consisting of 412 employees (including the Company’s executive officers), no consultants, and eight non-employee directors who are members of the Board. Such awards may be issued in order to attract, motivate and retain high-quality employees, directors and consultants.
No Repricing Without Shareholder Approval
Except in connection with a corporate transaction or other adjustment event described in the 2021 Plan, repricing of underwater options and SARs is prohibited without shareholder approval under the 2021 Plan.
Types of Awards Under the 2021 Plan
Stock Options. Option rights may be granted that entitle the optionee to purchase shares of our common stock at a price not less than (except with respect to “substitute awards” described below) fair market value at the date of grant, and may be ISOs, nonqualified stock options, or combinations of the two. Stock options granted under the 2021 Plan will be subject to such terms and conditions, including exercise price and conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. Payment in respect of the exercise of an option granted under the 2021 Plan may be made (i) in cash or its equivalent, (ii) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by exchanging shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), (iii) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the shares being acquired upon exercise of the option and to deliver promptly to us an amount equal to the aggregate exercise price, (iv) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by having us withhold from shares otherwise deliverable an amount equal to the aggregate option exercise price, (v) by a combination of the foregoing, or (vi) by such other methods as may be approved by the Committee and subject to such rules as may be established by the Committee and applicable law, provided that the combined value of all cash and cash equivalents and the fair market value of such shares so tendered to us or withheld as of the date of such tender or withholding is at least equal to the aggregate exercise price of the option. No stock option may be exercisable more than 10 years from the date of grant.
Stock Appreciation Rights. SARs granted under the 2021 Plan will be subject to such terms and conditions, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the Committee and specified in the applicable award agreement. SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. Each SAR will entitle the participant to receive an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the SAR over the grant price thereof (which may not be (except with respect to substitute awards described below) less than fair market value on the date of grant). The Committee, in its sole discretion, will determine whether a SAR will be settled in cash, shares or a combination of cash and shares. No SAR may be exercisable more than 10 years from the date of grant.
Restricted Stock and Restricted Stock Units. Restricted stock and RSUs granted under the 2021 Plan will be subject to such terms and conditions, including the duration of the period during which, and the conditions, if any, under which, the restricted stock and RSUs may vest and/or be forfeited to us, as may be determined by the Committee in its sole discretion. Each RSU will have a value equal to the fair market value of a share of our common stock. RSUs will be paid in cash, shares, other securities or other property, as determined by the Committee in its sole discretion, upon or after the lapse of the restrictions applicable thereto or otherwise in accordance with the applicable award agreement. Dividends paid on any restricted stock or dividend equivalents paid on any RSUs will be paid directly to the participant, withheld by us subject to vesting of the restricted stock or RSUs under the terms of the applicable award agreement, or may be reinvested in additional restricted stock or in additional RSUs, as determined by the Committee in its sole discretion, consistent with applicable law.
Performance Awards. Performance awards granted under the 2021 Plan will consist of a right which is (i) denominated in cash or shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee will establish, and (iii) payable at such time and in such form as the Committee will determine. Subject to the terms of the 2021 Plan and any applicable award agreement, the Committee will determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period (as set forth in the applicable award agreement) or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may require or permit the deferral of the receipt of performance awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.
Other Stock-Based Awards. In addition to the foregoing types of awards, the Committee will have authority to grant to participants an “other stock-based award” (as defined in the 2021 Plan), which will consist of any right which is (i) not a stock option, SAR, restricted stock, RSU or performance award and (ii) an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including, without limitation, securities convertible into shares of our common stock), as deemed by the Committee to be consistent with the purposes of the 2021 Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 of the Exchange Act and applicable law. Subject to the terms of the 2021 Plan and any applicable award agreement, the Committee will determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the 2021 Plan.
Dividend Equivalents. In the sole discretion of the Committee, an award (other than options or SARs), whether made as an other stock-based award or as any other type of award issuable under the 2021 Plan (other than options or SARs), may provide the participant with the right to receive dividends or dividend equivalents, payable in cash, shares, other securities or other property and on a current or deferred basis. However, for awards with respect to which any applicable performance criteria or goals have not been achieved, dividends and dividend equivalents may be paid only on a deferred basis, to the extent the underlying award vests.
Performance Criteria
The performance criteria that may be used to establish performance goal(s) with respect to performance-based awards may include, but are not limited to, one or more of the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income (before or after taxes); (v) division, group or corporate financial goals; (vi) return on shareholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per share; (xii) earnings or net earnings; (xiii) operating earnings; (xiv) cash flow or free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the shares or any other of our publicly-traded securities; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; (xxvi) reductions in costs; (xxvii) operating income; (xxviii) operating margin; (xxix) price per share; (xxx) return on investment; or (xxxi) total shareholder return, among other factors as may be determined by the Committee in its discretion.
Amendments
The Board may amend the 2021 Plan from time to time without further approval by our shareholders, except where (i) the amendment would materially increase the benefits accruing to participants under the 2021 Plan, (ii) the amendment would materially increase the number of securities which may be issued under the 2021 Plan, (iii) an amendment that would materially increase the Non-Employee Director Compensation Limit, or (iv) shareholder approval is required by applicable law or securities exchange rules and regulations, and provided that no such action that would materially impair the rights of any participant with respect to awards previously granted under the 2021 Plan will be effective without the participant’s consent.
Transferability
Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative, and no award may be sold, assigned, pledged, attached, alienated or otherwise transferred or encumbered by a participant, other than by will or by the laws of descent and distribution, and any such purported sale, assignment, pledge, attachment, alienation, transfer or encumbrance will be void and unenforceable against us or any affiliate; provided that the designation of a beneficiary will not constitute a sale, assignment, pledge, attachment, alienation, transfer or encumbrance. In no event will any award granted under the 2021 Plan be transferred for value. However, the Committee may permit the transferability of an award under the 2021 Plan by a participant to certain members of the participant’s immediate family or trusts for the benefit of such persons or other entities owned by such persons.
Adjustments
The number and kind of shares covered by outstanding awards and available for issuance or transfer under the 2021 Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of ours, issuance of warrants or other rights to purchase our shares or other securities, or other corporate transaction or event. In the event of any such transaction, the Committee may, in its discretion, adjust to prevent dilution or enlargement of benefits (i) the number of our shares or other securities (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of our shares or other securities of (or number and kind of other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, which, in the case of options and SARs will equal the excess, if any, of the fair market value of the shares subject to such options or SARs over the aggregate exercise price or grant price of such options or SARs. However, such adjustment to the 2021 Plan limits will be made only if and to the extent that such adjustment would not cause any ISO to fail to so qualify.
Change in Control
Unless otherwise determined by the Committee on the date of grant or set forth in the applicable award agreement, no award will accelerate solely as a result of a change in control if a “replacement award” (as defined in the 2021 Plan) is promised to a participant in connection with such change in control. The vesting of a replacement award will only accelerate in connection with a change in control if the participant’s employment is involuntarily terminated by the Company within two years following such change in control.
Unless otherwise provided in the 2021 Plan or an award agreement, to the extent any 2021 Plan or award agreement provision would cause a payment of deferred compensation upon a change in control or termination of service that is subject to Section 409A of the Code, then payment will not be made unless the provisions comply with Section 409A of the Code. Any payment that would have been made but for the application of the preceding sentence will be made in accordance with the payment schedule that would have applied in the absence of a change in control or termination of employment or service but disregarding any future service or performance requirements.
Withholding Taxes
A participant may be required to pay to us, and, subject to Section 409A of the Code, we will have the right and are authorized to withhold from any award, from any payment due or transfer made under any award or under the 2021 Plan or from any compensation or other amount owing to a participant the amount (in cash, shares, other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise, or any payment or transfer under an award or under the 2021 Plan and to take such other action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes. In the discretion of the Committee and subject to such rules as the Committee may adopt and applicable law, a participant may satisfy, in whole or in part, the withholding liability by delivery of shares owned by the participant (which are not subject to any pledge or other security interest and which have been owned by the participant for at least six months) with a fair market value equal to such withholding liability or by having us withhold from the number of shares otherwise issuable upon the occurrence of a vesting or exercise event a number of shares with a fair market value equal to such withholding liability.
Detrimental Activity and Recapture Provisions
Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions determined by the Committee, if a participant, either during (i) his or her employment or other service with us or an affiliate or (ii) within a specific period after termination of employment or service, engages in any “detrimental activity” (as defined in such award agreement). In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time or under Section 10D of the Exchange Act, or the rules of any national securities exchange or national securities association on which our common stock is traded.
Termination
No grant will be made under the 2021 Plan more than 10 years after the date on which the 2021 Plan was approved by the shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2021 Plan. Subject to approval of the 2021 Plan by our shareholders, no award grants will be made under the 2015 Plan on or after the date on which the 2021 Plan is approved by the Board, except that outstanding awards granted under the 2015 Plan will continue unaffected.
Federal Income Tax Consequences Relating to Awards
The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2021 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences. The following is not to be considered as tax advice to any persons who may be participants in the 2021 Plan, and any such persons are advised to consult with their own tax counsel.
Tax Consequences to Participants
Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.
Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If shares of our common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.
Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received on the exercise.
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gain/loss holding period for such shares will also commence on such date.
Performance Awards. No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received.
Tax Consequences to Us or Our Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation under Section 162(m) of the Code.
Prior to its amendment by the TCJA, there was an exception to the $1 million deduction limitation under Section 162(m) for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate this exception for performance-based compensation, effective for taxable years following December 31, 2017. Therefore, compensation paid under the 2021 Plan to individuals who are “covered employees” under Section 162(m) that exceeds $1 million in a given tax year will not be deductible to us.
Compliance with Section 409A of the Code
To the extent applicable, it is intended that the 2021 Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2021 Plan and any grants made under the 2015 Plan will be administered in a manner consistent with this intent. Any reference in the 2021 Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
Registration with the SEC
In connection with this offering, we intend to file a registration statement on Form S-8 to register the total number of shares of our common stock that may be issued under the 2021 Plan.
New Plan Benefits
The benefits or amounts that may be received or allocated to directors, officers and employees under the 2021 Plan will be determined at the discretion of the Board and are not currently determinable.
Recommendation
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2021 EQUITY PLAN SET FORTH ABOVE. BY VOTING “FOR” THE APPROVAL OF THE 2021 EQUITY PLAN, YOU WILL BE DEEMED TO HAVE RATIFIED THE NON-EMPLOYEE DIRECTOR COMPENSATION LIMIT.

Proposal 3 – Ratification of Independent Auditors
As more particularly described in this proxy statement, the Audit Committee is directly responsible for managing the Company’s independent auditors, which includes, without limitation, (i) pre-approving all audit and permitted non-audit services provided by our independent auditors, and (ii) the appointment, compensation, retention and oversight of the Company’s independent auditors. In connection with the same and pursuant to its charter, the Audit Committee has appointed the firm of RSM US LLP to serve as the independent auditors to audit the consolidated financial statements of the Company for the fiscal year which ends on December 31, 2021. The Board and the Audit Committee jointly agree that the continued retention of RSM US LLP is in the best interest of the Company and its stockholders. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of RSM US LLP. If the stockholders fail to ratify the appointment of RSM US LLP, the Audit Committee will take this result into account when considering the appointment of an independent auditor for fiscal year 2021. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm as the Company’s independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. One or more representatives of RSM US LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Fees Paid to the Independent Auditors
We paid the following fees to RSM US LLP for fiscal years 2020 and 2019:
	2020	2019
Audit Fees	$553,000	$528,000
Audit-related Fees	95,100	—
Tax Fees	—	—
All Other Fees	—	—
	$648,100	$528,000
Audit Fees
RSM US LLP charged $553,000 in fiscal year 2020 and $528,000 in fiscal year 2019 for audit fees. These include professional services in connection with the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and reviews of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years shown.
Audit-related Fees
RSM US LLP charged $95,100 in fiscal year 2020 and $0 in fiscal year 2019 for audit-related fees. The 2020 audit-related fees include $53,000 for the filing of our Registration Statement on Form S-4, $33,800 for the secondary offering of shares sold by Standard General and $8,300 for the filing of our Registration Statement on Form S-3.
Tax Fees
RSM US LLP did not charge the Company for any tax services in fiscal years 2020 or 2019.
All Other Fees
RSM US LLP did not charge the Company for any non-audit services in fiscal year 2020 or 2019.
Pre-approval Policies and Procedures
The Audit Committee pre-approved all audit and audit-related services provided to the Company by RSM US LLP before management engaged the auditors for those purposes. The policy of the committee is to review all engagement letters for accounting firms for non-audit services.
Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF RSM US LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
In order for stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2022 annual meeting of stockholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Corporate Secretary of the Company at the Company’s principal executive offices no later than November 19, 2021. Stockholder proposals should be submitted to the Corporate Secretary of the Company at 5201 Interchange Way, Louisville, Kentucky 40229. Such proposals must also comply with the additional requirements of Rule 14a-8 of the Exchange Act (or any successor rule) to be eligible for inclusion in the proxy statement for the 2022 annual meeting. The rules of the SEC set forth standards for what stockholder proposals the Company is required to include in a proxy statement for an annual meeting of stockholders.
In addition, the Company’s by-laws, a copy of which is available upon request, provide that only such business which is properly brought before a stockholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a stockholder, notice must be received by the Corporate Secretary of the Company at the Company’s offices not less than 45 or more than 75 days before the one-year anniversary of the date on which the Company first mailed proxy materials for the preceding year’s annual meeting of stockholders; provided, however, if the meeting is convened more than 30 days before or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, notice must be received not later than the close of business on the later of (i) the 90th day before such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is made. To be in proper written form, a stockholder’s notice to the Company’s Corporate Secretary must, among other things, set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of the Company’s capital stock which are owned beneficially or of record by such stockholder, and (iv) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.
Accordingly, a stockholder who intends to raise a proposal to be acted upon at the 2022 annual meeting, but who does not desire to include the proposal in the Company’s 2022 proxy statement, must inform the Company by sending written notice to the Company’s Corporate Secretary at 5201 Interchange Way, Louisville, Kentucky 40229, no earlier than January 10, 2022 nor later than February 8, 2022. The persons named as proxies in the Company’s proxy for the 2022 annual meeting may exercise their discretionary authority to act upon any proposal which is properly brought before a stockholder meeting.
STOCKHOLDERS’ COMMUNICATIONS WITH THE BOARD
Stockholders and other interested parties may communicate with the Company’s Board, including the Chairman or the independent directors as a group, by sending written communications to the Company’s Corporate Secretary at 5201 Interchange Way, Louisville, Kentucky 40229. Written communications should include the interested party’s name and address and should indicate whether such person is a stockholder of the Company. The communication will be reviewed by Ms. Cushman and by the Audit Committee. If the communication is appropriate, it will be forwarded to the Board or the appropriate director.
FORM 10-K
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, accompanies this proxy statement. The Company’s Annual Report does not form any part of the material for solicitation of proxies.
Any stockholder who wishes to obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which includes financial statements, and is required to be filed with the SEC, may access it at www.turningpointbrands.com in the “Investor Relations” section or may send a written request to Brittani N. Cushman, General Counsel and Corporate Secretary, Turning Point Brands, Inc., 5201 Interchange Way, Louisville, Kentucky 40229.

OTHER BUSINESS
The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

/s/ Brittani N. Cushman
Brittani N. Cushman Corporate Secretary
Louisville, Kentucky
March 25, 2021
Please vote your shares through any of the methods described on the proxy card as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote virtually at the meeting, since the proxy may be revoked at any time before its exercise by delivering a written revocation of the proxy to the Company’s Corporate Secretary.

TURNING POINT BRANDS, INC.
2021 EQUITY INCENTIVE PLAN
Section 1. Purpose. The purposes of this Turning Point Brands, Inc. 2021 Equity Incentive Plan are to promote the interests of Turning Point Brands, Inc. and its stockholders by (a) attracting and retaining employees and directors of, and certain consultants to, the Company and its Affiliates; (b) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and/or (c) enabling such individuals to participate in the long-term growth and financial success of the Company.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
“2006 Plan” means the North Atlantic Holding Company Inc. 2006 Equity Incentive Plan.
“Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.
“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award made or granted from time to time hereunder.
“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company.
“Board” shall mean the Board of Directors of the Company.
“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (i) persistent neglect or negligence in the performance of the Participant’s duties; (ii) conviction (including, but not limited to, pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Company, any Affiliate or the Participant’s service; (iii) any deliberate and material breach of fiduciary duty to the Company or any Affiliate, or any other conduct that leads to the material damage or prejudice of the Company or any Affiliate; or (iv) a material breach of a policy of the Company or any Affiliate, such as the Company’s code of conduct.
“Change in Control” shall mean the occurrence of any of the following events:
(a) any sale, lease, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries;
(b) a majority of the Board shall consist of Persons who are not Continuing Directors, as the case may be; or
(c) (i) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, becomes the beneficial owner of the power, directly or indirectly, to vote or direct the voting of securities having more than fifty percent (50%) of the ordinary voting power for the election of directors of the Company or (ii) any Person together with its Affiliates becomes the owner, directly or indirectly, of more than sixty-six and two-thirds (66 2/3%) of the economic interests of the Company.
For the purposes of this definition of Change in Control, “Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in paragraph (a), (b), or (c) above, with respect to such Award, shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3) and, if determined by the Board to be applicable, an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan.
“Company” shall mean Turning Point Brands, Inc., together with any successor thereto.
“Continuing Directors” means, as of any date of determination, any Person who (a) was a member of the Board on the Effective Date or (b) was nominated for election or elected to the Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
“Disability” shall mean a physical or mental disability or infirmity that prevents the performance by the Participant of his or her duties lasting (or likely to last, based on competent medical evidence presented to the Company) for a continuous period of six months or longer.
“Effective Date” shall have the definition as set forth in Section 17(a) of the Plan.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, as of any date, the closing sale price (excluding any “after hours” trading) of the Shares on the date of grant or the date of calculation, as the case may be, on the stock exchange or over the counter market on which the Shares are principally trading on such date (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, and if the Shares are not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares.
“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean (i) a material diminution in the Participant’s base salary from the level immediately prior to the Change in Control; or (ii) a material change in the geographic location at which the Participant must primarily perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change in Control; provided that no termination shall be deemed to be for Good Reason unless (a) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 90 days after the initial existence of the occurrence of such facts or circumstances, (b) to the extent curable, the Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice, and (c) the effective date of the termination for Good Reason occurs no later than one 180 days after the initial existence of the facts or circumstances constituting Good Reason.
“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the requirements of Section 422 of the Code.

“Involuntary Termination” shall mean termination by the Company of a Participant’s employment or service by the Company without Cause or termination of a Participant’s employment by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company for Cause or due to the Participant’s death, Disability or resignation without Good Reason.
“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option or does not meet the requirements of Section 422 of the Code or any successor provision thereto.
“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.
“Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee, or its designee, to receive an Award under the Plan.
“Performance Award” shall mean any right granted under Section 9 of the Plan.
“Performance Criteria” shall mean the measurable criterion or criteria that the Committee may select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any performance-based Awards under the Plan. Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Affiliates. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on any metric(s) that the Committee deems appropriate, including one or more, or a combination of, the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income; (v) division, group or corporate financial goals; (vi) return on stockholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per Share; (xii) net earnings; (xiii) operating earnings; (xiv) free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; or (xxvi) reductions in costs.
“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized, at any time and in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or its Affiliates; or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or its Affiliates, or the financial statements of the Company or its Affiliates, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a performance-based Award.
“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, political subdivision or other entity.
“Plan” shall mean this Turning Point Brands, Inc. 2021 Equity Incentive Plan, as amended from time to time.

“Prior Plan” shall mean the Turning Point Brands, Inc. 2015 Equity Incentive Plan, as amended from time to time.
“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.
“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.
“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto, and shall include, without limitation, the Staff thereof.
“Shares” shall mean the common stock of the Company, par value $0.01 per share, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.
“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.
“Substitute Awards” shall mean any Awards granted under Section 4(c) of the Plan.
Section 3. Administration.
(a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration or operation of the Plan.
(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, but not limited to, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.
(c) The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” or “outside director” within the meaning of Rule 16b-3 and Section 162(m) of the Code, respectively, shall not invalidate any Award otherwise validly made by the Committee under the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to non-employee directors under the Plan.
(d) No member of the Board or the Committee and no employee of the Company or any Affiliate shall be liable for any determination, act or failure to act hereunder (except in circumstances involving his or her bad faith), or for any determination, act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Board and the Committee and any agent of the Board or the Committee who is an employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any determination, act or failure to act with respect to their duties on behalf of the Plan (except in circumstances involving such person’s bad faith).
(e) The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such subcommittee. In addition, subject to applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate whose employees have benefited from the Plan, as determined by the Committee.
Section 4. Shares Available for Awards.
(a) Shares Available.
(i) Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, the sum of (A) 1,290,000 Shares, plus (B) the number of shares remaining available for issuance under the Prior Plan as of immediately prior to the Effective Date, plus (C) any Shares that again become available for Awards under the Plan or the Prior Plan in accordance with Section 4(a)(ii) of the Plan and the Prior Plan, or under the 2006 Plan pursuant to the terms of the 2006 Plan. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 1,290,000 Shares. Subject in each instance to adjustment as provided in Section 4(b), the maximum number of Shares with respect to which Awards (including, without limitation, Options and Stock Appreciation Rights) may be granted to any single Participant in respect of any fiscal year shall be 210,000 Shares, and notwithstanding the foregoing limitation, or any plan or program of the Company or any Subsidiary to the contrary, the maximum amount of compensation that may be paid to any single non-employee member of the Board in respect of any single fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any retainer fees, but excluding any special committee fees) shall not exceed $500,000 (the “Non-Employee Director Compensation Limit”).
(ii) Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that (in whole or in part) have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. Notwithstanding anything to the contrary, the following Shares shall not be made available for delivery to Participants under the Plan: (A) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (B) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, (C) Shares underlying a Stock Appreciation Right that is settled in Shares and (D) Shares repurchased by the Company using proceeds realized by the Company in connection with a Participant’s exercise of an Option or Stock Appreciation Right.
(b) Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of Shares specified in Section 4(a)(i) of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 4(b); provided, however, that any such adjustment to the numbers specified in Section 4(a)(i) of the Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.
(c) Substitute Awards.
(i) Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in an acquisition or merger transaction with the Company or any subsidiary of the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.
(ii) In the event that an entity acquired by the Company or any subsidiary of the Company, or with which the Company or any subsidiary of the Company merges, has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could not have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary of the Company prior to such acquisition or merger. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(iii) Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits described in Section 4(a)(i) of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will be added to the aggregate limit described in Section 4(a)(i) of the Plan.
(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
Section 5. Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates (including, but not limited to, any prospective employee), or non-employee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.
Section 6. Stock Options.
(a) Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.
(b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.
(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.
(d) Payment.
(i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash or its equivalent, (B) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), (C) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (D) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee and subject to such rules as may be established by the Committee and applicable law, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.
(ii) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee and applicable law, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.
Section 7. Stock Appreciation Rights.
(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.
(b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of one Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.
Section 8. Restricted Stock and Restricted Stock Units.
(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may vest and/or be forfeited to the Company, and the other terms and conditions of such Awards.
(b) Transfer Restrictions. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative, or the transfer agent shall remove the restrictions relating to the transfer of such Shares. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement.
(c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Shares of Restricted Stock and Shares issued in respect of Restricted Stock Units may be issued with or without other payments therefor or such other consideration as may be determined by the Committee, consistent with applicable law. An Award Agreement may provide that dividends may be paid on Shares of Restricted Stock or that dividend equivalents may be paid in respect of Restricted Stock Units; provided, however, that no dividends shall be paid on any Shares of Restricted Stock and no dividend equivalents shall be paid on any Restricted Stock Units prior to the vesting of such Restricted Stock or Restricted Stock Units, as applicable.
Section 9. Performance Awards.
(a) Grant. The Committee shall have sole authority to determine the Participants who shall receive a Performance Award, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
(b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee may require or permit the deferral of the receipt of Performance Awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.
(c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, as set forth in the applicable Award Agreement.

Section 10. Other Stock-Based Awards. The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 of the Plan, and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including, but not limited to, the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under the Plan.
Section 11. Amendment and Termination.
(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially increase the Non-Employee Director Compensation Limit, or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.
(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.
(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d) Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or to cancel Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval. This Section 11(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of the Plan.
Section 12. Change in Control.
In the event of a Change in Control, unless otherwise determined by the Committee in a written resolution upon or prior to the date of grant or set forth in an applicable Award Agreement, the following acceleration, exercisability and valuation provisions will apply:
(a) Except to the extent that an award meeting the requirements of Section 12(b) hereof (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 12(b) hereof to replace or adjust such outstanding Award (a “Replaced Award”), upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award will lapse, and each Award will be fully vested (with any applicable Performance Goals deemed to have been achieved at a target level as of the date of such vesting).
(b) An award meets the conditions of this Section 12(b) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 12(b) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.
(c) Upon the Involuntary Termination, during the period of two years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, that, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).
(d) Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any provision of the Plan or an applicable Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service and/or performance requirements.
Section 13. Non-U.S. Participants. In order to facilitate the granting of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company or an Affiliate under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
Section 14. Detrimental Activity and Recapture Provisions. Awards under the Plan shall be subject to cancellation or forfeiture, or subject to the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, including, without limitation, in the event that a Participant, during employment or other service with the Company or an Affiliate, engages in activity detrimental to the business of the Company. In addition, notwithstanding anything in the Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded or under any clawback policy adopted by the Company.
Section 15. General Provisions.
(a) Nontransferability.
(i) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.
(ii) No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. In no event may any Award granted under the Plan be transferred for value.
(iii) Notwithstanding the foregoing, at the discretion of the Committee, an Award may be transferred by a Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons, subject to any restriction in the applicable Award Agreement.
(b) Dividend Equivalents. No dividends or dividend equivalents shall paid be on any Award prior to vesting. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Stock-Based Award described in Section 10 or as an Award granted pursuant to Sections 8 or 9, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a deferred basis; provided, however that such dividends or dividend equivalents shall be subject to the same vesting conditions as the Award to which such dividends or dividend equivalents relate.
(c) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, Awards, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each or any Participant (whether or not such Participants are similarly situated).
(d) Share Certificates. Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) Withholding.
(i) A Participant may be required to pay to the Company or any Affiliate, and, subject to Section 409A of the Code, the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action(s) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
(ii) Without limiting the generality of clause (i) above, in the discretion of the Committee and subject to such rules as it may adopt (including, without limitation, any as may be required to satisfy applicable tax and/or non-tax regulatory requirements) and applicable law, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option (or the settlement of such Award in Shares) a number of Shares with a Fair Market Value equal to such withholding liability.
(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.
(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, restricted stock units, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting or other service relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan or any Award Agreement, unless otherwise expressly provided in any applicable Award Agreement or any applicable employment or other service contract or agreement with the Company or an Affiliate.
(i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.
(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, applied without giving effect to its conflict of laws principles.
(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the requirements of all applicable securities laws.
(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
(n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated without additional consideration.
(o) Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.
(p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 16. Compliance with Section 409A of the Code.
(a) To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under the Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.
(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the earlier of (A) the first business day of the seventh month following the Participant’s separation from service or (B) the date of the Participant’s death.
(d) Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as the Committee determines are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant. In any case, notwithstanding anything to the contrary, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and Awards granted hereunder (including, but not limited to, any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
Section 17. Term of the Plan.
(a) Effective Date. The Plan shall be effective as of the date of its approval by the stockholders of the Company. Any Awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Award, the Committee specifies otherwise at the time of grant), but no such Award may be exercised or settled, and no restrictions relating to any Award may lapse, prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Award shall be canceled. Subject to approval of the Plan by the stockholders of the Company, no award grants will be made under the Prior Plan on or after the Effective Date, except that outstanding awards granted under the Prior Plan shall continue unaffected from and after the Effective Date.
(b) Expiration Date. No Award will be granted under the Plan more than ten years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

TURNING POINT BRANDS, INC.
5201 INTERCHANGE WAY
LOUISVILLE, KY 40229

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 3, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.turningpointbrands.com/investor-relations/financials/annual-meeting**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 3, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41207-P53049

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TURNING POINT BRANDS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gregory H. A. Baxter
02) H.C. Charles Diao
03) Ashley D. Frushone
04) David Glazek
05) Assia Grazioli-Venier
06) Stephen Usher
07) Lawrence S. Wexler
08) Arnold Zimmerman

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D41208-P53049

TURNING POINT BRANDS, INC.
Annual Meeting of Stockholders
May 4, 2021 11:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brittani Cushman, Luis Reformina and Brian Wigginton, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TURNING POINT BRANDS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on May 4, 2021, via the live webcast link at www.turningpointbrands.com/investor-relations/financials/annual-meeting, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side